                                                                 EXHIBIT (a)(83)


FOLGER LEVIN & KAHN LLP                                     ENDORSED
Michael A. Kahn (SB# 057432)                                 FILED
Gregory D. Call (SB# 120483)                             ALAMEDA COUNTY
Jonathan K. Sobel (SB# 148059)
Michael F. Kelleher (SB# 165493)                          FEB 25 2004
Embarcadero Center West
275 Battery Street, 23rd Floor                  CLERK OF THE SUPERIOR COURT
San Francisco, CA 94111                         BY CHARLOTTE MARIN
Telephone: (415) 986-2800                       --------------------------------
Facsimile: (415) 986-2827                                    Deputy

CLEARY, GOTTLIEB, STEEN & HAMILTON
Max Gitter (pro hac vice)
Mitchell A. Lowenthal (pro hac vice)
Christopher H. Lunding (pro hac vice)
One Liberty Plaza
New York, NY 10004
Telephone: (212) 225-2000
Facsimile: (212) 225-3999

MANDELL MENKES & SURKDYK LLC
Steven P. Mandell (pro hac vice)
Stephen J. Rosenfeld (pro hac vice)
333 W. Wacker Drive, Suite 300
Chicago, Illinois 60606
Telephone: (312) 251-1000
Facsimile: (312) 251-1010

Attorneys for Plaintiffs PEOPLESOFT, INC. and
J.D. EDWARDS & COMPANY

                   SUPERIOR COURT OF THE STATE OF CALIFORNIA

                               COUNTY OF ALAMEDA

PEOPLESOFT, INC., a Delaware            Case No. RG03101434
corporation, and J.D. EDWARDS &
COMPANY, a Delaware corporation,
                                        ORDER OVERRULING DEFENDANTS'
               Plaintiffs,              DEMURRER TO PLAINTIFFS' SECOND
                                        AMENDED COMPLAINT
     v.
                                        Date:          February 25, 2004
ORACLE CORPORATION, a Delaware          Time:          3:00 p.m.
corporation, PEPPER ACQUISITION         Dept.:         22
CORP., a Delaware corporation, and      Judge:         Hon. Ronald M. Sabraw
DOES 1-100, inclusive,

               Defendants.



FOLGER LEVIN &    --------------------------------------------------------------
KAHN LLP          [PROPOSED] ORDER OVERRULING DEFENDANTS' DEMURRER TO
ATTORNEYS AT LAW  PLAINTIFFS' SECOND AMENDED COMPLAINT; CASE NO. RG03101434

     Defendants' Demurrer to Plaintiffs' Second Amended Complaint filed by Oracle Corporation and Pepper Acquisition Corp. (collectively, "Oracle") was set for hearing on February 25, 2004 at 3:00 p.m. in Department 22 before the Honorable Ronald M. Sabraw.

     After full consideration of the moving, opposition, and reply papers, the authorities submitted by counsel, all matters that were requested to be judicially noticed, and counsels' oral arguments, and good cause appearing therefore,

     IT IS HEREBY ORDERED THAT:

     The tentative ruling is hereby adopted and affirmed: Defendants' Demurrer to Plaintiffs' Second Amended Complaint is OVERRULED. (The tentative ruling is incorporated as if set forth in full herein, and a copy of which is attached hereto as Exhibit A.)

     Oracle must file an answer to the Second Amended Complaint on or before March 30, 2004.


Dated: February 25, 2004                         /s/ Ronald M. Sabraw
                                       ----------------------------------------
                                                 Hon. Ronald M. Sabraw



                                      -1-
FOLGER LEVIN &    --------------------------------------------------------------
KAHN LLP          [[PROPOSED] ORDER OVERRULING DEFENDANTS' DEMURRER TO
ATTORNEYS AT LAW  PLAINTIFFS' SECOND AMENDED COMPLAINT; CASE NO. RG03101434

EXHIBIT A


                         TENTATIVE DECISION - DEMURRER

Demurrer of Oracle to the Second Amended Complaint is OVERRULED. The Second Amended Complaint states four claims: (1) Business and Professions Code 17500 - Misleading PeopleSoft customers (All Defs); (2) Trade Libel (All Defs); Intentional Interference with Prospective Economic Advantage; and (4) Business and Professions Code 17200. The 17200 claims has five subparts: (a) Unlawful - lowball, delay, doubt, cost of transfer; (b) Unfair to Peoplesoft, (c) Unfair to Peoplesoft shareholders; (d) Unfair to consumers; and (e) Fraudulent.

At the demurrer stage, the Court must accept the allegations of the Second Amended Complaint as true and must draw every inference in favor of the Plaintiff. The Court reviews the Second Amended Complaint in light of this standard.

The Court's order of November 5, 2003, overruled the demurrer to the claims for
(1) Business and Professions Code 17500, (2) Trade Libel, and (3) Intentional Interference with Prospective Economic Advantage. The Court will not revisit those decisions. The demurrer to the First, Second, and Third causes of action are OVERRULED.

The demurrer to the Fourth cause of action under 17200 highlights the pleading problems inherent in addressing a 17200 claim. The 17200 claim concerns several "business practices," states claims under the unlawful, unfair, and fraudulent prongs, and supports the unlawful and unfair claims with reference to several statutes. The Court will address each aspect of the claim in turn.

UCL - Unlawful/unfair in violation of Business and Professions Code 17043 (sales below cost) and 17044 (loss leader). OVERRULED. The Complaint adequately alleges that Oracle gave away software licenses for the purpose of injuring PeopleSoft.

UCL - Unlawful/unfair in violation of Business and Professions Code 17045 (secret rebates). OVERRULED. The Complaint adequately alleges that Oracle gave away software licenses for the purpose of injuring PeopleSoft and that the practice had a tendency to destroy competition.

UCL - Unlawful/unfair in violation of Civil Code 1770 (CLRA). OVERRULED. The Complaint adequately alleges that Oracle disparaged PeopleSoft's products to consumers.

UCL - Unlawful/unfair in violation of Civil Code 1708 (general tort claims). OVERRULED. The Complaint adequately alleges that Oracle disparaged PeopleSoft's products to consumers. This claim appears to be a more general version of the Second and Third claims for Trade Libel and Intentional Interference with Prospective Economic Advantage.

UCL - Unlawful/unfair in violation of Civil Code 1709 (fraud). OVERRULED. The Complaint adequately alleges that Oracle deceived members of the general public with its statements about PeopleSoft's products.

UCL - Fraudulent. OVERRULED. The Complaint adequately alleges that Oracle deceived members of the general public with its statements about PeopleSoft's products.

Oracle must file an answer to the Second Amended Complaint on or before March 5, 2004.